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Exhibit 32.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 GA Financial, Inc.

     In connection with the Quarterly Report of GA Financial, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") , I, John M. Kish, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents,in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

    /s/ John M. Kish
    ----------------
    John M. Kish
    Chairman of the Board and Chief Executive Officer
    November 14, 2003

     A signed original of this written statement required by ss. 906 has been provided to GA Financial, Inc. and will be retained by GA Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.